ENDORSEMENT SPLIT DOLLAR
                              INSURANCE AGREEMENT

       THIS ENDORSEMENT SPLIT DOLLAR INSURANCE AGREEMENT (the "Agreement") is made as of the 10 day of August, 1998, by and between AMCORE FINANCIAL, INC., a corporation organized under the laws of the State of Nevada (the "Corporation") and Kenneth E. Edge, John R. Hecht and James S. Waddell residents of Illinois (the "Employee").

                                  WITNESSETH:

       WHEREAS, the Corporation is a corporation duly organized and validly existing under the laws of the State of Nevada, and the Employee is an employee of the Corporation; and

       WHEREAS, in consideration of the faithful performance of services by the Employee as an employee of the Corporation, the Corporation wishes to benefit the Employee by entering into a split-dollar life insurance arrangement in accordance with the terms and conditions set forth herein;

       NOW, THEREFORE, the parties mutually agree as follows:

        1. General. This Agreement describes the terms and conditions of a split-dollar arrangement between the Corporation and the Employee relating to that certain life insurance policy (the "Policy"), issued by Canada Life (the "Insurer") on the life of Kenneth E. Edge in the initial face amount of Three Million Six Hundred Eighty Two Thousand Four Hundred Forty Two Dollars ($3,682,442), John R. Hecht in the initial face amount of Eight Million One Hundred Eleven Thousand Five Hundred Twelve Dollars ($8,111,512), James S. Waddell in the initial face amount of Three Million Six Hundred Eighty Two Thousand Four Hundred Forty Two Dollars ($3,682,442).

       2. Acquisition of Policy; Payment of Premiums. The parties shall cooperate in applying, for and obtaining the Policy. The Policy shall be issued to the Corporation as the sole and exclusive owner of the Policy, subject to an endorsement in favor of the Employee as hereinafter provided. The Corporation shall pay all of the net premiums due on the Policy and shall be solely responsible for the calculation of the economic benefit to the Employee resulting from its payment of such premiums.

       3. Endorsement.

              (a) Upon issuance of the Policy, the Corporation and the Employee shall execute, in form acceptable to the parties and to the Insurer, an endorsement to the

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Policy in favor of the Employee (the "Endorsement").  The Endorsement shall give the Employee the right, upon the Employee's death while this Agreement is in force, to designate the beneficiary (the "Beneficiary") of Policy proceeds equal to One Million Dollars ($ 1,000,000) (the "Endorsement Amount"). As between the parties hereto, in the event of any conflict between the terms of the Endorsement and this Agreement, the terms of this Agreement shall prevail.

              (b) In no event shall the Endorsement grant to the Employee the right to surrender the Policy or borrow against the cash surrender value of the Policy or any other right or power constituting an incident of ownership in the Policy. Except for the rights granted to the Employee in the Endorsement, the Corporation shall have all of the rights of the owner under the Policy and shall be entitled to exercise all of such rights, options and privileges without the consent of the Employee. Without limiting the generality of the foregoing, the Employee understands and agrees that the cash surrender value of the Policy shall at all times be the property of the Corporation.

       4. Death of the Employee. In the event of the Employee's death while this Agreement is in force, the Corporation and the Beneficiary shall take steps to collect the proceeds of the Policy by submitting the proper claim forms to the Insurer. That portion of the proceeds of the Policy equal to the Endorsement Amount shall be paid directly to the Beneficiary. That portion of the proceeds of the Policy in excess of the Endorsement Amount shall be paid to the beneficiary designated by the Corporation.

       5.      Termination of Agreement.

              (a) Subject to fulfillment of the obligations arising upon termination hereinafter set forth, this Agreement shall terminate on the first to occur of the following events (each referred to herein as a "Termination Event"):

                       (i) delivery of written notice of termination of this Agreement by the Corporation to the Employee;

                       (ii) delivery of written notice of termination of this Agreement by the Employees to the Corporation; or

                       (iii) at the election of the Corporation upon termination of the Employee's service as an Employee of the Corporation for any reason by either the Corporation or the Employee.

               (b) Within thirty (30) business days following a Termination Event, the Corporation, in its sole discretion, shall take one of the following actions:

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                      (i)     surrender the Policy and collect its cash
       surrender value;

                      (ii) retain the Policy, whereupon the Corporation may, in its sole discretion, substitute a new named insured under the Policy; or

                      (iii) with the consent of the Employee, transfer the Policy to the Employee on such terms and conditions as the Corporation and the Employee may agree.

               (c) At any time following a Termination Event, the Corporation may, without notice to the Employee and without the Employee's consent, cancel the Endorsement. In addition, the Employee shall cooperate in effecting any full or partial policy surrender or policy loan requested by the Corporation in connection with the Corporation's exercise of any option described under subparagraph (b) above.

       6. Provisions Regarding the Insurer. The parties acknowledge and agree as follows:

               (a) The Insurer shall be bound only by the provisions of the Policy and any endorsement thereto.

               (b) Any payment made or actions taken by the Insurer in accordance with the provisions of the Policy and any endorsement thereto shall fully discharge the Insurer from all claims, suits and demands of all persons whatsoever.

               (c) The Insurer shall not be deemed a party to, or to have notice of, this Agreement of the provisions hereof and shall have no obligation to see to the performance of the obligations of the parties hereunder.

       7. Disability Waiver of Premiums. The parties may, by mutual agreement, add an agreement or rider to the Policy providing for the waiver of premiums in the event of the insured's disability. Any additional premium attributable to such agreement or rider shall be payable by the Employee, or in such other manner as the parties agree.

       8. Amendment. This Agreement may be altered, amended or modified, including the addition of any extra policy provisions, but only a written instrument signed by all of the parties.

       9. Notice Provision. Each notice and other communication hereunder shall be in writing and shall be delivered or mailed by registered mail, return receipt requested, and shall be deemed to have been given on the date of its delivery, if delivered, and on

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the fifth full business day following the date of the mailing, if mailed to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:

              (a)    If to the Corporation:

                     AMCORE FINANCIAL, INC.
                     501 Seventh Street
                     -------------------------
                     Rockford, IL 61104
                     -------------------------


              (b)    If to the Employee:

                     To the address on record with the Payroll Department of the Corporation.

       10. Assignment. A party may assign such party's interests and obligations under this Agreement at any time subject to the terms and conditions of this Agreement.

       11. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

       12. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

       13. ERISA. The parties acknowledge and agree that the split dollar arrangement described in this Agreement is an "employee welfare benefit plan" within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

       14. ERISA Provisions: The following provisions are intended to meet the requirements of ERISA and shall be interpreted in a manner consistent therewith:

              (a)     Named Fiduciary. The "Named Fiduciary" is the
Corporation.

              (b) Claims Procedure. Any person claiming a benefit under the Agreement (a "Claimant") shall present the claim, in writing, to the Corporation, and the Corporation shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

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                     (i)     The specific reason or reasons for denial, with
       specific references to the Agreement provisions on which the denial is based;

                     (iii) A description of any additional material or information necessary for the Claimant to perfect his, her or its claim and an explanation of why such material or information is necessary; and

                     (iii) An explanation of the Agreement's claims review procedure.

       The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Corporation's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Corporation to the Claimant within the initial ninety (90) day period. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

       Any Claimant whose claim is denied, or deemed to be denied under the preceding sentence, or such Claimant's authorized representative, may, within sixty (60) days after the Claimant's receipt of notice of denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Corporation. Upon such a request for review, the claim shall be reviewed by the Corporation (or its designated representative). In connection with the review, the Claimant may examine pertinent documents, and may submit issues and comments in writing.

       The decision on review normally shall be made within sixty (60) days of the Corporation's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Corporation and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Agreement provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) days (or, if applicable, the one hundred twenty (120) day) period discuss above, the claim shall be deemed to have been denied upon review. All decision on review shall be final and binding with respect to all concerned parties.

       IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                                              AMCORE FINANCIAL, INC.

                                              /s/ James S. Waddell
                                              ---------------------------
                                              James S. Waddell

                                              Its: Executive Vice President and
                                                   Chief Administrative Officer



                                              /s/ John R. Hecht
                                              ---------------------------
                                              John R. Hecht
                                              ---------------------------
                                              Printed Name of Employee



                                              /s/ Kenneth E. Edge
                                              ---------------------------
                                              Kenneth E. Edge
                                              ---------------------------
                                              Printed Name of Employee



                                              /s/ James S. Waddell
                                              ---------------------------
                                              James S. Waddell
                                              ---------------------------
                                              Printed Name of Employee